NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. REPORTS THIRD QUARTER 2013
NET INCOME OF $6.2 MILLION

WARSAW, N.Y., October 23, 2013 – Financial Institutions, Inc. (the “Company”) (Nasdaq: FISI), the parent company of Five Star Bank, today reported financial results for the third quarter ended September 30, 2013. Net income for the third quarter 2013 was $6.2 million, compared to $6.9 million for the second quarter 2013. After preferred dividends, third quarter 2013 net income available to common shareholders was $5.8 million or $0.42 per diluted share compared with $6.5 million or $0.47 per share for the second quarter of 2013.

Highlights for the third quarter 2013 include:

•	Increased quarterly cash dividend to $0.19 per outstanding common share, the fourth such increase since the beginning of 2012.

•	Continued strong quarterly performance with a return on average common equity of 10.05% and return on average tangible common equity of 12.88%

•	Total third quarter loans grew $36.3 million from the second quarter or 8.3% on an annualized basis driven by organic loan origination

•	Third quarter 2013 noninterest expenses decreased by 2.6% from the second quarter 2013

•	Common and tangible book value per share increased to $16.69 and $13.06, respectively, at September 30, 2013

•	Capital ratios remain strong with total risk-based capital of 12.19%

Net income of $6.2 million in the third quarter 2013 was $686 thousand lower than the second quarter 2013 as a result of a $1.6 million increase in the provision for loan losses and a $207 thousand decrease in noninterest income, which were partially offset by a $279 thousand increase in net interest income, a $453 thousand decrease in noninterest expense and a $366 thousand decrease in income tax expense. The Company’s return on average assets and return on average common equity were 0.88% and 10.05%, respectively, during the third quarter 2013, compared to 0.99% and 10.86%, respectively, in the second quarter 2013.

“We are very pleased with our exceptional loan growth, margin stability, and the relatively low-risk profile of our balance sheet,” said Martin K. Birmingham, the Company’s President and Chief Executive Officer.  “Consistent with our strategy, we will continue to focus on all aspects of our customer-centric approach in the markets we serve while maintaining prudent expense management policies. A key focal point has been the implementation of initiatives to enhance customer satisfaction. We believe that successful execution of our strategy was demonstrated in the third quarter by our consistent ability to deliver strong organic loan growth. At the same time, our noninterest expense declined for the second consecutive quarter.”

“We’re also seeing the initial returns from our move to streamlined retail checking products, which have enjoyed widespread customer acceptance and satisfaction. Our approach — emphasizing clearly-stated benefits without hidden fees — is proving to be another successful element in our strategy for long-term customer relationship development and retention,” added Mr. Birmingham.

“Based on our solid third quarter performance and the confidence we have in our future growth and operating performance, we made the decision to increase our quarterly cash dividend to $0.19 per outstanding common share. The higher dividend represents a 45% percent return of third quarter net income to shareholders and a 6% increase when compared with last quarter’s dividend,” concluded Mr. Birmingham.

Net Interest Income and Net Interest Margin

Net interest income was $22.8 million in the third quarter 2013, an increase of $279 thousand from the second quarter 2013. The net interest margin (on a tax-equivalent basis) was steady at 3.62% in the third quarter 2013 compared to 3.63% in the second quarter 2013.

Noninterest Income

Total noninterest income for the third quarter 2013 was $6.2 million compared to $6.4 million in the second quarter 2013. Noninterest income in the second quarter of 2013 included gains totaling $332 thousand from the sale of trust preferred securities. There were no securities sold during the third quarter 2013.

Excluding the second quarter gains from investment securities, noninterest income in the third quarter 2013 was $125 thousand or 2% higher than the second quarter 2013. This increase in noninterest income was the result of increases in service charges on deposits and other noninterest income, partially offset by decreases in mortgage banking revenue (defined as loan servicing income and net gains on the sale of loans held for sale), ATM and debit card income, broker-dealer fees and commissions and gains on the sale of other assets.

Noninterest Expense

Total noninterest expense declined by 2.6% to $17.0 million for the third quarter 2013 compared to $17.5 million in the second quarter 2013. The decrease in noninterest expense was primarily the result of lower professional service fees and computer and data processing expense. In addition, occupancy and equipment expense, supplies and postage, advertising and promotions and other noninterest expense combined for a total decrease of $301 thousand when comparing the third quarter 2013 to the second quarter 2013. Professional service fees decreased $279 thousand, due in part to executive management transitions and other corporate governance initiatives that resulted in higher expense in the second quarter of 2013. The timing of the annual update of a core software application resulted in a $123 thousand decrease in computer and data processing expense. These decreases were partially offset by higher salaries and employee benefits expense when comparing the third quarter 2013 to the second quarter 2013. The increase in salaries and employee benefits expense was primarily attributable to higher expenses for medical insurance, severance and employee stock based compensation. Medical insurance is generally higher in the first and third quarter each year due to the timing of the Company’s contributions to employee health savings accounts.

Balance Sheet and Capital Management

Total assets were $2.87 billion at September 30, 2013, up $103.7 million from $2.76 billion at December 31, 2012. The increase in total assets is primarily attributable to a $73.9 million increase in total loans and a $38.9 million increase in cash and cash equivalents, partially offset by a $12.4 million decrease in investment securities.

Total loans were $1.78 billion at September 30, 2013, up $73.9 million or 4% compared to $1.71 billion at December 31, 2012. The increase in loans was attributable to organic growth, primarily in the commercial, home equity and consumer indirect loan categories. The average yield on the loan portfolio was 4.59% in the third quarter 2013, compared to 4.65% in the second quarter 2013.

Total investment securities were $829.3 million at September 30, 2013, down $12.4 million compared to $841.7 million at December 31, 2012. The decrease in investment securities occurred based on the combination of scheduled principal paydowns on amortizing securities and a change in the net unrealized gain/loss on the available-for-sale (“AFS”) investment securities portfolio. The AFS portfolio had net unrealized losses totaling $1.9 million at September 30, 2013 compared to net unrealized gains of $26.6 million at December 31, 2012. The unrealized loss on the AFS portfolio was predominantly caused by changes in market interest rates. The fair value of most of the investment securities in the AFS portfolio fluctuates as market interest rates change. Approximately $227.3 million in available for sale securities were transferred at fair value to held to maturity during the third quarter 2013 as a means of mitigating the fair value fluctuations in the AFS portfolio and reducing the volatility of tangible common equity. The average yield on the investment securities portfolio was 2.42% in the third quarter 2013 compared to 2.38% in the second quarter 2013.

Total deposits were $2.41 billion at September 30, 2013, up $152.4 million from $2.26 billion at December 31, 2012. Public deposit balances increased $139.2 million during the first nine months of 2013 due to the seasonality of municipal cash flows, coupled with successful business development efforts for the Company’s newly acquired branches. The average cost of interest-bearing deposits in the third quarter 2013 was 0.36%, unchanged from the second quarter 2013.

Shareholders’ equity was $247.8 million at September 30, 2013, down $6.1 million compared with $253.9 million at December 31, 2012. Net income for the nine months ended September 30, 2013 increased shareholders’ equity by $19.2 million, which was partially offset by common and preferred stock dividends of $8.7 million. Accumulated other comprehensive loss included in shareholders’ equity decreased $16.6 million during the first nine months of 2013 due to the previously mentioned change in unrealized gain/loss on AFS securities. At September 30, 2013, the tangible common equity to tangible assets ratio and leverage ratio were 6.40% and 7.68%, respectively, compared to 6.86% and 7.71%, respectively, at December 31, 2012. The decrease in the Company’s equity ratios was attributable to the decrease in shareholder’s equity combined with a growth in our average assets.

At September 30, 2013, the Company’s common book value and tangible common book value was $16.69 per share and $13.06 per share, respectively, compared to $17.15 per share and $13.49 per share, respectively, at December 31, 2012.

Credit Quality

Non-performing loans were $10.3 million or 0.58% of total loans at September 30, 2013, compared with $9.1 million or 0.53% of total loans at December 31, 2012. The increase in non-performing loans during the first nine months of 2013 was primarily due to the first quarter addition of one credit relationship consisting of commercial business and commercial mortgage loans with unpaid principal balances totaling $2.4 million as of September 30, 2013.

During the third quarter 2013, the Company internally downgraded to substandard status from special mention one credit relationship consisting of a single commercial mortgage loan with an unpaid principal balance totaling $8.4 million. The downgrade necessitated a provision and increase in our allowance for losses of approximately $960 thousand.

Net loan charge-offs increased to $1.7 million in the third quarter 2013 from $1.4 million in the second quarter 2013. The provision for loan losses was $2.8 million in the third quarter 2013, compared to $1.2 million in the second quarter 2013. The increase in the provision in the third quarter 2013 was primarily related to the one commercial mortgage loan referenced above.

The allowance for loan losses was $26.7 million at September 30, 2013, compared with $24.7 million at December 31, 2012. The ratio of the allowance for loan losses to total loans was 1.50% at September 30, 2013, compared with 1.45% at December 31, 2012. The ratio of allowance for loan losses to non-performing loans was 258% at September 30, 2013, compared with 271% at December 31, 2012.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Five Star Investment Services, Inc. provides investment advice, brokerage and insurance products and services within the same New York State markets. Financial Institutions, Inc. and its subsidiaries employ over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of its business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in Appendix A to this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements, which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, the impact of the current management transition, the attitudes and preferences of its customers, its ability to successfully integrate recently acquired bank branches and profitably operate newly opened bank branches, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

For additional information contact:
Kevin B. Klotzbach
Chief Financial Officer & Treasurer
Phone: 585.786.1130
Email: KBKlotzbach@five-starbank.com	or

Jordan M. Darrow
Darrow Associates, Inc.
Phone: 631.367.1866
Email: jdarrow@darrowir.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2013			2012
	September 30,	June 30,	March 31,	December 31,	September 30,

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$99,384	50,927	84,791	60,436	77,045
Investment securities:
Available for sale	583,551	810,549	853,437	823,796	748,618
Held-to-maturity	245,708	17,348	17,747	17,905	19,564

Total investment securities	829,259	827,897	871,184	841,701	768,182
Loans held for sale	2,810	3,423	2,142	1,518	1,411
Loans:
Commercial business	253,925	257,732	259,062	258,675	245,307
Commercial mortgage	449,565	437,515	424,635	413,324	403,120
Residential mortgage	117,624	118,117	126,228	133,520	139,984
Home equity	316,626	306,215	292,225	286,649	279,211
Consumer indirect	618,088	599,586	590,440	586,794	563,676
Other consumer	23,844	24,249	24,700	26,764	27,687

Total loans	1,779,672	1,743,414	1,717,290	1,705,726	1,658,985
Allowance for loan losses	26,685	25,590	25,827	24,714	24,301

Total loans, net	1,752,987	1,717,824	1,691,463	1,681,012	1,634,684
Total interest-earning assets (1) (2)	2,613,746	2,576,028	2,567,948	2,522,444	2,400,225
Goodwill and other intangible assets, net	50,095	50,190	50,288	50,389	50,924
Total assets	2,867,517	2,782,303	2,827,658	2,763,865	2,653,319
Deposits:
Noninterest-bearing demand	542,517	511,802	494,362	501,514	490,706
Interest-bearing demand	519,283	475,448	529,115	449,744	472,023
Savings and money market	757,454	713,459	748,482	655,598	673,883
Certificates of deposit	594,931	623,527	637,538	654,938	695,107

Total deposits	2,414,185	2,324,236	2,409,497	2,261,794	2,331,719
Borrowings	188,146	193,413	139,620	179,806	38,282
Total interest-bearing liabilities	2,059,814	2,005,847	2,054,755	1,940,086	1,879,295
Shareholders’ equity	247,845	244,888	254,930	253,897	251,842
Common shareholders’ equity (3)	230,503	227,494	237,511	236,426	234,371
Tangible common equity (4)	180,408	177,304	187,223	186,037	183,447
Unrealized (loss) gain on investment securities, net of tax	$(1,154)	(725)	13,745	16,060	17,178
Common shares outstanding	13,810	13,809	13,804	13,788	13,786
Treasury shares	352	353	358	374	376
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	7.68%	7.59	7.46	7.71	7.67
Tier 1 risk-based capital	10.94%	10.96	10.84	10.73	10.91
Total risk-based capital	12.19%	12.21	12.09	11.98	12.16
Common equity to assets	8.04%	8.18	8.40	8.55	8.83
Tangible common equity to tangible assets (4)	6.40%	6.49	6.74	6.86	7.05
Common book value per share	$16.69	16.47	17.21	17.15	17.00
Tangible common book value per share (4)	13.06	12.84	13.56	13.49	13.31

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

			Quarterly Trends
	Nine months ended		2013			2012
	September 30,		Third	Second	First	Fourth	Third
	2013	2012	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA:
Interest income	$73,713	72,480	24,623	24,342	24,748	25,087	25,299
Interest expense	5,499	7,052	1,820	1,818	1,861	1,999	2,200

Net interest income	68,214	65,428	22,803	22,524	22,887	23,088	23,099
Provision for loan losses	6,672	4,608	2,770	1,193	2,709	2,520	1,764

Net interest income after provision
for loan losses	61,542	60,820	20,033	21,331	20,178	20,568	21,335

Noninterest income:
Service charges on deposits	7,437	6,101	2,728	2,568	2,141	2,526	2,292
ATM and debit card	3,849	3,368	1,283	1,317	1,249	1,348	1,219
Broker-dealer fees and commissions	1,917	1,630	568	650	699	474	609
Company owned life insurance	1,275	1,300	422	438	415	451	433
Loan servicing	452	645	227	152	73	(28)	142
Net gain (loss) on sale of loans held for sale	134	981	(101)	35	200	440	323
Net gain on investment securities	1,224	2,164	—	332	892	487	596
Impairment charge on investment securities	—	(91)	—	—	—	—	—
Net gain (loss) on sale of other assets	39	(79)	—	38	1	(302)	(114)
Other	2,771	2,475	1,042	846	883	887	853

Total noninterest income	19,098	18,494	6,169	6,376	6,553	6,283	6,353

Noninterest expense:
Salaries and employee benefits	28,408	30,565	9,473	9,226	9,709	9,562	12,438
Occupancy and equipment	9,163	8,400	2,959	3,035	3,169	3,019	2,915
Professional services	2,844	3,243	814	1,093	937	890	1,452
Computer and data processing	2,205	2,462	689	812	704	809	976
Supplies and postage	1,806	1,930	518	608	680	567	899
FDIC assessments	1,092	957	367	364	361	343	356
Advertising and promotions	676	499	209	253	214	430	261
Other	5,861	5,800	1,980	2,071	1,810	1,921	2,321

Total noninterest expense	52,055	53,856	17,009	17,462	17,584	17,541	21,618

Income before income taxes	28,585	25,458	9,193	10,245	9,147	9,310	6,070
Income tax expense	9,422	8,341	3,029	3,395	2,998	2,978	1,805

Net income	$19,163	17,117	6,164	6,850	6,149	6,332	4,265

Preferred stock dividends	1,100	1,105	365	367	368	369	368
Net income available to common shareholders	$18,063	16,012	5,799	6,483	5,781	5,963	3,897

FINANCIAL RATIOS AND STOCK DATA:
Earnings per share – basic	$1.32	1.17	0.42	0.47	0.42	0.44	0.28
Earnings per share – diluted	$1.31	1.16	0.42	0.47	0.42	0.43	0.28
Cash dividends declared on common stock	$0.55	0.41	0.19	0.18	0.18	0.16	0.14
Common dividend payout ratio (1)	41.67%	35.04	45.24	38.30	42.86	36.36	50.00
Dividend yield (annualized)	3.59%	2.94	3.68	3.92	3.66	3.42	2.99
Return on average assets	0.92%	0.92	0.88	0.99	0.90	0.95	0.65
Return on average equity	10.13%	9.32	9.93	10.70	9.75	9.85	6.77
Return on average common equity (2)	10.25%	9.38	10.05	10.86	9.83	9.95	6.65
Return on average tangible common equity (3)	13.03%	11.44	12.88	13.74	12.47	12.66	8.33
Efficiency ratio (4)	58.72%	64.29	56.95	59.38	59.87	58.88	73.04
Stock price (Nasdaq: FISI):
High	$21.99	19.52	21.99	20.66	20.83	19.39	19.52
Low	$17.92	15.22	18.39	17.92	18.51	17.61	16.50
Close	$20.46	18.64	20.46	18.41	19.96	18.63	18.64

(1) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(2) Net income available to common shareholders divided by average common equity.

(3) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

(4) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

			Quarterly Trends
	Nine months ended		2013			2012
	September 30,		Third	Second	First	Fourth	Third
	2013	2012	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES:
Federal funds sold and interest-earning deposits	$223	119	126	226	320	94	168
Investment securities (1)	829,207	695,554	821,561	829,953	836,270	727,735	745,796
Loans (2):
Commercial business	257,172	239,319	256,256	256,332	258,958	250,384	248,060
Commercial mortgage	431,440	407,928	442,178	433,631	418,248	407,168	409,884
Residential mortgage	125,017	123,930	121,462	123,263	130,425	137,586	141,808
Home equity	299,474	249,044	309,970	299,230	288,993	282,831	271,131
Consumer indirect	596,260	519,175	605,286	595,235	588,068	576,519	544,527
Other consumer	24,412	24,391	23,641	24,080	25,535	27,043	26,179

Total loans	1,733,775	1,563,787	1,758,793	1,731,771	1,710,227	1,681,531	1,641,589
Total interest-earning assets	2,563,205	2,259,460	2,580,480	2,561,950	2,546,817	2,409,360	2,387,553
Goodwill and other intangible assets, net	50,249	40,886	50,153	50,249	50,350	50,879	47,200
Total assets	2,784,647	2,475,190	2,784,580	2,789,104	2,780,209	2,650,502	2,607,497
Interest-bearing liabilities:
Interest-bearing demand	483,428	409,331	466,889	489,047	494,654	464,094	425,739
Savings and money market	717,583	557,800	719,452	739,328	693,684	671,295	611,564
Certificates of deposit	628,694	696,051	603,434	635,583	647,551	685,318	695,682
Borrowings	184,236	139,330	207,491	153,626	191,412	69,335	157,973

Total interest-bearing liabilities	2,013,941	1,802,512	1,997,266	2,017,584	2,027,301	1,890,042	1,890,958
Noninterest-bearing demand deposits	503,734	411,036	527,438	501,354	481,909	487,434	447,204
Total deposits	2,333,439	2,074,218	2,317,213	2,365,312	2,317,798	2,308,141	2,180,189
Total liabilities	2,531,702	2,229,816	2,538,377	2,532,197	2,524,377	2,394,687	2,356,787
Shareholders’ equity	252,945	245,374	246,203	256,907	255,832	255,815	250,710
Common equity (3)	235,531	227,901	228,827	239,500	238,373	238,344	233,238
Tangible common equity (4)	$185,282	187,015	178,674	189,251	188,023	187,465	186,038
Common shares outstanding:
Basic	13,734	13,692	13,745	13,739	13,717	13,707	13,703
Diluted	13,774	13,748	13,787	13,767	13,767	13,761	13,759
SELECTED AVERAGE YIELDS:
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.19%	0.21	0.15	0.19	0.21	0.60	0.16
Investment securities	2.40%	2.70	2.42	2.38	2.39	2.56	2.60
Loans	4.69%	5.13	4.59	4.65	4.83	4.98	5.10
Total interest-earning assets	3.94%	4.38	3.90	3.91	4.03	4.25	4.32
Interest-bearing demand	0.15%	0.14	0.18	0.14	0.11	0.13	0.14
Savings and money market	0.13%	0.18	0.14	0.13	0.13	0.14	0.15
Certificates of deposit	0.79%	1.03	0.77	0.79	0.82	0.86	0.94
Borrowings	0.39%	0.44	0.38	0.40	0.40	0.76	0.43
Total interest-bearing liabilities	0.37%	0.52	0.36	0.36	0.37	0.42	0.46
Net interest rate spread	3.57%	3.86	3.54	3.55	3.66	3.83	3.86
Net interest rate margin	3.66%	3.97	3.62	3.63	3.73	3.92	3.96

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	2013			2012
	September 30,	June 30,	March 31,	December 31,	September 30,

ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$25,590	25,827	24,714	24,301	24,120
Net loan charge-offs (recoveries):
Commercial business	104	87	202	139	287
Commercial mortgage	(87)	(37)	(11)	277	(64)
Residential mortgage	22	72	145	22	39
Home equity	14	(20)	232	119	65
Consumer indirect	1,465	1,170	913	1,367	1,124
Other consumer	157	158	115	183	132

Total net charge-offs	1,675	1,430	1,596	2,107	1,583
Provision for loan losses	2,770	1,193	2,709	2,520	1,764

Ending balance	$26,685	25,590	25,827	24,714	24,301

Supplemental information
Period end loans:
Originated loans	$1,728,453	1,688,392	1,657,431	1,641,197	1,588,614
Acquired loans	51,219	55,022	59,859	64,529	70,371

Total loans	$1,779,672	1,743,414	1,717,290	1,705,726	1,658,985

Allowance for loan losses to total loans	1.50%	1.47	1.50	1.45	1.46
Allowance for loan losses for originated
loans to originated loans	1.54%	1.52	1.56	1.51	1.53
Net charge-offs (recoveries) to average loans (annualized):
Commercial business	0.16%	0.14	0.32	0.22	0.46
Commercial mortgage	-0.08%	-0.03	-0.01	0.27	-0.06
Residential mortgage	0.07%	0.24	0.45	0.06	0.11
Home equity	0.02%	-0.03	0.33	0.17	0.10
Consumer indirect	0.96%	0.79	0.63	0.94	0.82
Other consumer	2.63%	2.63	1.83	2.68	2.00
Total loans	0.38%	0.33	0.38	0.50	0.38
Non-performing loans:
Commercial business	$4,078	5,043	5,616	3,413	3,621
Commercial mortgage	2,835	3,073	2,767	1,799	3,388
Residential mortgage	1,337	1,423	1,759	2,040	1,597
Home equity	911	699	598	939	929
Consumer indirect	1,161	1,035	1,007	891	876
Other consumer	16	22	19	43	23

Total non-performing loans	10,338	11,295	11,766	9,125	10,434
Foreclosed assets	424	415	371	184	303
Non-performing investment securities	128	207	343	753	766

Total non-performing assets	$10,890	11,917	12,480	10,062	11,503

Total non-performing loans to total loans	0.58%	0.65	0.69	0.53	0.63
Total non-performing loans to originated loans	0.60%	0.67	0.71	0.56	0.66
Total non-performing assets to total assets	0.38%	0.43	0.44	0.36	0.43
Allowance for loan losses to non-performing loans	258%	227	220	271	233

FINANCIAL INSTITUTIONS, INC.
Appendix A — Non-GAAP to GAAP Reconciliation (Unaudited)
(In thousands, except per share amounts)

	Nine months ended		2013			2012
	September 30,		Third	Second	First	Fourth	Third
	2013	2012	Quarter	Quarter	Quarter	Quarter	Quarter
Ending tangible assets:
Total assets			$2,867,517	2,782,303	2,827,658	2,763,865	2,653,319
Less: Goodwill and other intangible assets, net			50,095	50,190	50,288	50,389	50,924

Tangible assets (non-GAAP)			$2,817,422	2,732,113	2,777,370	2,713,476	2,602,395

Ending tangible common equity:
Common shareholders’ equity			$230,503	227,494	237,511	236,426	234,371
Less: Goodwill and other intangible assets, net			50,095	50,190	50,288	50,389	50,924

Tangible common equity (non-GAAP)			$180,408	177,304	187,223	186,037	183,447

Tangible common equity to tangible assets (non-GAAP) (1)			6.40%	6.49	6.74	6.86	7.05
Common shares outstanding			13,810	13,809	13,804	13,788	13,786
Tangible common book value per share (non-GAAP) (2)			$13.06	12.84	13.56	13.49	13.31
Average tangible common equity:
Average common equity	$235,531	227,901	228,827	239,500	238,373	238,344	233,238
Average goodwill and other intangible assets, net	50,249	40,886	50,153	50,249	50,350	50,879	47,200
Average tangible common equity (non-GAAP)	$185,282	187,015	178,674	189,251	188,023	187,465	186,038

Return on average tangible common equity (3)	13.03%	11.44	12.88	13.74	12.47	12.66	8.33
Net operating income:
Net income	$19,163	17,117	6,164	6,850	6,149	6,332	4,265
Branch acquisition expenses, net of tax (4)	—	1,966	—	—	—	—	1,262
CEO retirement expenses, net of tax (4)	—	1,670	—	—	—	—	1,670
Net operating income (non-GAAP)	$19,163	20,753	6,164	6,850	6,149	6,332	7,197

Net operating income available to common shareholders:
Net income available to common shareholders	$18,063	16,012	5,799	6,483	5,781	5,963	3,897
Branch acquisition expenses, net of tax (4)	—	1,966	—	—	—	—	1,262
CEO retirement expenses, net of tax (4)	—	1,670	—	—	—	—	1,670
Net operating income available to common
shareholders (non-GAAP)	$18,063	19,648	5,799	6,483	5,781	5,963	6,829

Financial ratios computed on an operating basis (Non-GAAP):
Earnings per share – basic	$1.32	1.43	0.42	0.47	0.42	0.44	0.50
Earnings per share – diluted	$1.31	1.43	0.42	0.47	0.42	0.43	0.50
Return on average assets	0.92%	1.12	0.88	0.99	0.90	0.95	1.10
Return on average equity	10.13%	11.30	9.93	10.70	9.75	9.85	11.42
Return on average common equity	10.25%	11.52	10.05	10.86	9.83	9.95	11.65
Return on average tangible common equity	13.03%	14.03	12.88	13.74	12.47	12.66	14.60

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.

(3) Annualized net income divided by average tangible common equity.

(4) Tax effect is calculated assuming a 35% effective tax rate.